Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Selected Consolidated Financial Data” and to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-8, No. 333-118139) pertaining to the Phase Forward Incorporated Amended and Restated 2004 Employee Stock Purchase Plan, and

(2)                                  Registration Statement (Form S-8, No. 333-117464) pertaining to the 1997 Stock Option Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Stock Option and Incentive Plan of Phase Forward Incorporated;

of our reports dated March 8, 2006, with respect to the consolidated financial statements of Phase Forward Incorporated, Phase Forward Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Phase Forward Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

	/s/	Ernst & Young LLP

Boston, Massachusetts March 8, 2006